UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

MASCOT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-067116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

25 Branca Road
East Rutherford, NJ 07073

(Address of Principal Executive Offices)

7985 113th Street, Suite 220

Seminole, Florida 33772

(Former name or former address, if changed
since last report)

(201) 531-1212

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

Item 1.01 Entry Into A Material Definitive Agreement

On January 24, 2013, Mascot Properties, Inc., a Nevada corporation (“Mascot” or the “Company”), Mascot Properties Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of Mascot (“Merger Sub”), MamaMancini’s, Inc., a privately-held Delaware Corporation headquartered in New Jersey (“MamaMancini’s”) and David Dreslin, an individual (the “Majority Shareholder”), entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into MamaMancini’s, with MamaMancini’s surviving as a wholly-owned subsidiary of Mascot (the “Merger”). The transaction (the “Closing”) took place on January 24, 2013 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of MamaMancini’s in exchange for issuing MamaMancini’s shareholders (the “MamaMancini’s Shareholders”), pro-rata, a total of 20,054,000 shares of the Company’s common stock. Immediately after the Merger was consummated, and further to the Agreement, the majority shareholders and certain affiliates of the Company cancelled a total of 103,408,000 shares of the Company’s common stock held by them (the “Cancellation”). In consideration of the Cancellation of such of common stock, the Company paid the Majority Shareholder in aggregate of $295,000 and released the other affiliates from certain liabilities. In addition, the Company has agreed to spinout to the Majority Shareholder of and all assets related to the Company’s real estate management business within 30 days after the closing. As a result of the Merger and the Cancellation, the MamaMancini’s Shareholders became the majority shareholders of the Company.

On December 5, 2012, MamaMancini’s completed a private placement of its common stock (the “Private Placement”) with a group of accredited investors (the “Private Placement Investors”). Pursuant to that certain Subscription Agreement with the Private Placement Investors, MamaMancini’s issued to the Private Placement Investors an aggregate of 5,054,000 shares of its common stock for a purchase price of $5,054,000, or $1.00 per share.  Pursuant to the Agreement, each Private Placement Investor will receive one share of Mascot for each one share purchased under the Private Placement.

The directors and majority shareholders of Mascot have approved the Agreement and the transactions contemplated under the Agreement. The directors and shareholders of MamaMancini’s have approved the Agreement and the transactions contemplated thereunder and as of the Closing Date will own approximately 96.2% of the Company’s common stock.

A copy of the Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF THE AGREEMENT

As described in Item 1.01 above, on January 24, 2013, the Company effectuated a Merger which resulted in MamaMancini’s, a producer of an upscale line of specialty pre-prepared and frozen and refrigerated foods, becoming our wholly-owned subsidiary. On the Closing Date, pursuant to the terms of the Agreement, we acquired all of the outstanding capital stock of MamaMancini’s. In exchange, we issued to the MamaMancini’s Shareholders, their designees or assigns, 20,054,000 shares of our common stock or 96.2% of the shares of the Company’s common stock issued and outstanding after the Closing.

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Pursuant to the terms of the Agreement, certain affiliates of the Company cancelled a total of 103,408,000 shares of the Company’s Common Stock held by them. Following the above transactions, there are 20,854,000 shares of the Company’s common stock issued and outstanding.

The directors and majority shareholders of the Company have approved the Agreement and the transactions contemplated under the Agreement. The directors of MamaMancini’s and MamaMancini’s Shareholders have approved the Agreement and the transactions contemplated thereunder. Immediately following the Closing of the Merger the Company changed its business plan to that of MamaMancini’s.

References to “we”, “our”, “us”, or “our Company”, from this point forward refer to Mascot Properties, Inc. as currently constituted with MamaMancini’s, Inc. as our operating subsidiary.

BUSINESS OF MAMAMANCINI’S

Overview

Mascot Properties, Inc. was incorporated in the State of Nevada on July 22, 2009. Our activities since inception consisted of trying to locate real estate properties to manage, primarily related to student housing, and services which include general property management, maintenance and activities coordination for residents. We have not had any significant development of our business nor have we received any revenue. Due to the lack of results in our attempt to implement our original business plan, management determined it was in the best interests of the shareholders to look for other potential business opportunities that might be available to the Company. Immediately following the Closing of the Agreement the Company changed its business plan to that of MamaMancini’s.

MamaMancini’s roots go back to founder Dan Dougherty, whose grandmother (“Ms. Mancini”), emigrated from Italy. Our business is founded upon her traditional recipes. The recipes have been developed and integrated into packaged foods for sale in retailers around the country. On February 22, 2010, MamaMancini’s was formed as a limited liability company under the laws of the state of New Jersey in order to commercialize our initial products. On March 5, 2012, the members of MamaMancini’s, LLC, holders of 4,700 units (the “Units”) of MamaMancini’s LLC, exchanged the Units for 15,000,000 shares of common stock and those certain options to purchase an additional 223,404 shares of MamaMancini’s (the “Exchange”). Upon consummation of the Exchange, MamaMancini’s LLC ceased to exist and all further business has been and continue to be conducted by MamaMancini’s.

We market an upscale line of specialty pre-prepared and frozen and refrigerated foods. Our products are all natural, contain a minimum number of ingredients and are derived from the original recipes of Ms. Mancini from Bay Ridge Brooklyn (originally from Bari, Italy).

MamaMancini’s products are principally sold to supermarket and mass market retailers. Our products are sold generally in frozen food sections, meat department sections, prepared foods (meals) sections, sandwich sections, hot bars and cold bars as well as cold deli and foods to go sections (“grab and go”). Some of our main super market customers are Publix, Shop Rite, Price Chopper, Redners, Pathmark, A&P, Waldbaums, Food Emporium, Whole Foods, Shaws Supermarkets, Kings, Key Foods, Giant Eagle, Stop n Shop, Giant Stores, Food Town, Garden of Eden, Harris Teeter and The Fresh Market. As of December 31, 2012, we have over 16,000 placements of products in supermarkets, box stores, and other retail locations.

Products

The following is a representation of some of the products Mamamancini’s currently offers.

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BEEF PRODUCTS

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TURKEY PRODUCTS

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SAUSAGE PRODUCTS

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CHICKEN PRODUCTS

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SAUCE PRODUCTS

We also sell antibiotic-free beef and turkey meatballs to Whole Foods and special club pack products to Costco and Sam’s Club.

Product Development

MamaMancini’s maintains a continuing research and development program to improve existing products and to develop new products. We also may contract with third parties in order to develop further products. Currently, we have the following products in development: (i) “Mama’s Mac-n-Cheese” (completed but not being tested yet), (ii) Chicken and Feta and Spinach Meatballs, (iii) Flavored Sausage Meatballs, (iv) Vegetarian Meatballs (in development), (v) Chicken Sausage-n-Sauce and (vi) Spicy Meatballs n’ Sauce.

We plan to explore the idea to develop new products, some of which may include: Pasta and Authentic Slow Cooked Italian Sauce n’ Beef Meatballs, Pasta and authentic slow cooked Italian Sauce n’ Turkey Meatballs, Pasta and Authentic Slow Cooked Italian Sauce n’ Sausage, Chicken Marsala, Italian Meatball Soup, Traditional Italian Meatballs (Beef, Pork and Veal) and Authentic Slow Cooked Italian Sauce. We cannot predict if or when any of the foregoing products under development will ever come to fruition.

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Key Product Attributes

Healthy: Our products are all natural. We use only the highest quality meats, tomatoes, genuine pecorino romano cheese, and other natural ingredients in our products. We believe our customers recognize our products as a healthy alternative to other frozen and refrigerated foods.

Authentic Taste and Strong Flavor Profiles: We employ recipes and sauces developed from traditional Italian fare to enhance the authenticity of our products. This allows us to achieve the best aroma, appearance and flavor profile for our customers.

Convenience: Ease of use through a microwave oven is a significant factor for consumers and institutional foodservice operators. Our products require simple preparation and heating steps. Virtually every product is ready-to-serve within 12 minutes, providing quick and easy meal solutions for our customers.

Pricing

Our pricing strategy focuses on being competitively priced with other premium brands. Since our products are positioned in the authentic premium prepared food category, we maintain prices competitive with those of similar products and prices slightly higher than those in the commodity prepared foods section. This pricing strategy also provides greater long term flexibility through the growth curve of our products. As changes occur in customer demand, the market supply pricing policies will require revision.

Suppliers/Manufacturers

None of our raw materials or ingredients are grown or purchased directly by us. We employ one company, Hors d’oeuvres Unlimited, Inc. (“HDU”) to manufacture and produce all of our current products. We are negotiating with another manufacturer to supplement the services provided by HDU. All of the raw materials and ingredients in our products are readily available and are readily ascertainable by our suppliers. We have not experienced any material shortages of food or other products necessary to our operations and do not anticipate such shortages in the foreseeable future.

Dependence on a Few Major Customers

Our ten largest customers accounted for approximately 92% of our sales in 2010, approximately 90% in 2011 and approximately 92% for the nine months ended September 30, 2012. For the year ended December 31, 2010, Burris Logistics (The Fresh Market) represented approximately 25% of our sales, C&S Wholesale Grocers represented approximately 17%, Dairyland USA (Whole Foods) represented 16%, and Wakefern Food Corporation (Shoprite) represented 15%. For the year ended December 31, 2011 Publix Supermarkets Inc. represented 26% of our sales, Burris Logistics (The Fresh Market) represented approximately 16%, C&S Wholesale Grocers represented 15% and Wakefern Food Corporation (Shoprite) represented approximately 10%. For the nine months ended September 30, 2012 Publix Supermarkets Inc. represented 39% of our sales, Burris Logistics (The Fresh Market) represented approximately 13%, C&S Wholesale Grocers represented 8%, and Wakefern Food Corporation (Shoprite) represented approximately 15%. We depend heavily on these customers and more information regarding the possible effects of any loss of these customers is discussed in the section entitled “Risk Factors”.

Market Size

According to Nielsen, IRI, US Dept. of Commerce data (2009) and our best estimates, we will be competing in a total industry of about $1 trillion between grocery stores ($530 billion) and food service ($460 billion). The frozen food grocery business is estimated as a $53 billion retail industry of which prepared foods account for $19 billion at retail and $12 billion at wholesale. The grocery meat business is estimated at $50 billion and we estimate that we will compete in approximately 20% of that business. The dry grocery sauce and gravy business is estimated at 2% of grocery sales or about $6 billion at wholesale. The deli and prepared foods industry is estimated at $22 billion of which we would compete in a $2 billion segment at wholesale. The total market segments in which MamaMancini’s products could eventually compete equate to approximately $33 billion at wholesale and $55 billion at retail.

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Sales, Marketing, and Distribution

MamaMancini’s products are now sold in over 4,000 retail food stores with an average of four different products per location. We have over 16,000 locations on supermarket or mass retailer shelves throughout the United States. MamaMancini’s products are sold in the frozen meat case, the frozen Italian specialty section, the fresh meat case, the deli (in bulk and grab n go pre-packaged formats) as well as hot bars and sandwich shops in food retailers.

Our products are sold primarily through a commission broker network. We sell to large retail chains who direct our products to their own warehouses or to large distributors. Currently, all of our full-time employees sell our products directly to supermarkets and mass retailers.

The majority of our marketing activity has been generated through promotional discounts, consumer trial, consumer product tastings and demonstrations, in-store merchandising and signage, couponing, word of mouth, consumer public relations, social media, special merchandising events with retailers and consumer advertising.

The retail food trade in the United States has 35,000 large supermarkets and mass market stores and over 200,000 locations including local convenience stores and small retailers. In addition, there are over 200,000 food service locations in the United States. MamaMancini’s sells its products in approximately 11% of the large food retailers in the United States. MamaMancini’s currently has very little distribution in the food service and industrial (custom made) products industries.

In March of 2011, we invested in a company called Meatball Obsession. We currently own 28% of Meatball Obsession with one of our executive officers and one of our directors serving on its board of directors. Meatball Obsession plans to open kiosks in malls and other high pedestrian traffic areas around the United States and has signed an exclusive supply agreement with MamaMancini’s whereby Meatball Obsession will sell MamaMancini’s branded products as its primary menu selections. The first Meatball Obsession kiosk opened in March, 2012 in New York City with a second location planned to open in the second quarter of 2013 at the Garden State Plaza Mall in Paramus, New Jersey.

Competition

The gourmet and specialty pre-packaged and frozen food industry has dozens of large competitors specializing in various types of cuisine from all over the world. Our product lines are currently concentrated on Italian specialty foods. While it is our contention that our competition is much more limited than the entire frozen and pre-packaged food industry based on our products’ niche market, there can be no assurances that we do not compete with the entire frozen and pre-packaged food industry. Some of our competitors include Quaker Maid / Philly-Gourmet Meat Company, Rosina Company, Inc., Casa Di Bertacchi, Inc., Farm Rich, Inc., and Buona Vita, Inc.

Intellectual Property

Trademarks and Trade Secrets

Our current intellectual property consists of trade secret recipes and cooking processes for our products and one trademark, the “MamaMancini’s” mark. The recipes and use of the trademark have been assigned in perpetuity to MamaMancini’s, Inc.

We rely on a combination of trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights.

Royalty Agreement

In accordance with a Development and License Agreement entered into on January 1, 2009 with Dan Dougherty relating to the use of his recipes for the products to be created by MamaMancini’s, Mr. Dougherty granted us a 50 year exclusive license (subject to certain minimum payments being made), with a 25 year extension option, to use and commercialize the licensed items. As part of the Development and License Agreement, we agreed to pay Mr. Dougherty a royalty fee on net sales.

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USDA approval / Regulations

Our food products which are manufactured in third-party facilities are subject to various federal, state and local regulations and inspection, and to extensive regulations and inspections, regarding sanitation, quality, packaging and labeling. In order to distribute and sell our products outside the State of New Jersey, the third-party food processing facilities must meet the standards promulgated by the U.S. Department of Agriculture. The facilities in which our products are manufactured are inspected regularly by the USDA and we comply with all packaging requirements of the USDA.

Employees

MamaMancini’s currently has six full-time employees. MamaMancini’s considers its employee relations to be good, and to date has not experienced a work stoppage due to a labor dispute. None of MamaManicni’s employees are represented by a labor union. For further information see Section 5.02 below.

Growth Plan

MamaMancini’s is actively trying to increase sales and improve its brand name over the next two years through the following methods and potential ideas:

●	MamaMancini’s has added to its sales staff and now has three full time regional and national sales persons as well as Dan Dougherty, Carl Wolf and Matt Brown soliciting business with all major supermarket chains and box stores in the U.S.

●	We have undertaken a 19-week national radio advertising program on Sirius/XM Radio which will end at the beginning of May 2013. We currently are running 1,500 commercials per week on those weeks in which we are advertising (13 weeks on, 6 weeks off).

●	We undertook extensive market research and product development for our new 22 oz retail sauce and meatball line last Spring and Summer and that line entered the market in October of 2012. We anticipate further placements this upcoming Spring and Summer.

●	We anticipate development of our brand in food service, industrial and export markets later this year and into 2014.

●	We have begun an intensive special merchandising and social media program for 2013. Events include the MamaMancini’s Meatball Mobile giveaway, find the golden meatball contest, video recipe catalog (20 recipes), a viral video contest with a major university (underway), and active social media updates on youtube, pinterest, facebook, twitter and instagram, as well as periodic mailings to our customer base.

●	We have engaged The Door, a professional public relations firm. The Door has been a valuable resource for MamaMancini’s in the past, with press in the New York Times, Wall Street Journal, Today Show Cooking School, a full segment on the Martha Stewart Show, People Magazine, Rachael Ray, USA Today Magazine, Fox Business News, and many more. It is our goal to continue a relationship with The Door that will further increase our public relations presence.

●	We are gearing up a special line that will be applicable to the Club Store trade for introduction by June of 2013. We have been testing it in Costco and Sam’s Club for the last several months.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS (MAMAMANCINI’S)

We are not profitable and may never be profitable.

Since inception in February 22, 2010 and through September 30, 2012, MamaMancini’s has raised approximately $4,854,000 in capital. During this same period, we have recorded net accumulated losses totaling $2,672,186. As of September 30, 2012, we had working capital of $1,652,487. MamaMancini’s net losses for the two most recent fiscal years ended December 31, 2010 (beginning on inception on February 22, 2010) and 2011 have been $670,682 and $681,728, respectively. We expect to incur significant increasing operating losses over the next several years. Negative cash flow from operations is expected in the foreseeable future. MamaMancini’s ability to achieve profitability depends upon many factors, including its ability to develop and commercialize products. There can be no assurance that MamaMancini’s will ever achieve any significant revenues or profitable operations.

MamaMancini’s has a limited operating history.

MamaMancini’s has been in existence for approximately three years. Our limited operating history means that there is a high degree of uncertainty in our ability to: (i) develop and commercialize our products; (ii) achieve market acceptance of our products; (iii) respond to competition; or (iv) operate the business, as management has not previously undertaken such actions as a company. Additionally, even if we do implement our business plan, we may not be successful. No assurances can be given as to exactly when, if at all, we will be able to recognize profits high enough to sustain our business. We face all the risks inherent in a new business, including the expenses, difficulties, complications, and delays frequently encountered in connection with conducting operations, including capital requirements. Given our limited operating history, we may be unable to effectively implement our business plan which would result in a loss of your investment.

We will need additional capital.

Since inception in 2010 and through September 30, 2012, MamaMancini’s has incurred net accumulated losses of $2,672,186. As of September 30, 2012 we had working capital of $1,652,487 and stockholders’ equity of $1,673,198. We may need additional capital to fund our continuing operations. Currently, we plan to raise additional capital, but we have no committed sources of additional capital and our access to capital funding is always uncertain. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms or even at all. In the event that we are not able to secure financing, we may have to scale back our development plans or cease operations.

Raising needed capital in the future may be difficult as a result of our limited operating history.

When making investment decisions, investors typically look at a company’s historical performance in evaluating the risks and operations of the business and the business’s future prospects. Our limited operating history makes such evaluation and an estimation of our future performance substantially more difficult. As a result, investors may be unwilling to invest in us or such investment may be on terms or conditions which are not acceptable. If we are unable to secure such additional finance, we may need to cease operations.

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There is serious doubt regarding our ability to continue as a going concern.

MamaMancini’s has a history of recurring losses from operations and has an accumulated deficit of $2,672,186 as of September 30, 2012. Management is unable to predict if and when we will be to generate positive cash flow. As a result, there is substantial doubt about our ability to continue as a going concern. Our plan regarding these matters is to raise additional debt and/or equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that such financing will be available under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the near future, we may seek protection under bankruptcy laws.

The majority of our business depends on a limited number of principal customers.

Because we depend on a limited number of principal customers for a majority of our sales, a loss of one principal customer could materially adversely affect our business and financial condition. Our ten largest accounts represented approximately 92% of our sales for the year ended December 31, 2010; approximately 90% of our sales for the year ended December 31, 2011 and approximately 92% of our sales for the nine months ended September 30, 2012. For the year ended December 2010, Burris Logistics (The Fresh Market) represented approximately 25% of our sales, C&S Wholesale Grocers represented approximately 17%, Dairyland USA (Whole Foods) represented approximately 16%, and Wakefern Food Corporation (Shoprite) represented approximately 15%. For the year ended December 31, 2011, Publix Supermarkets, Inc. represented approximately 26% of our sales, Burris Logistics (The Fresh Market) represented approximately 16%, C&S Wholesale Grocers represented approximately 15%, and Wakefern Food Corporation (Shoprite) represented approximately 10%. For the nine months ended September 30, 2012 Publix Supermarkets Inc. represented 39% of our sales, Burris Logistics (The Fresh Market) represented approximately 13%, C&S Wholesale Grocers represented 8%, and Wakefern Food Corporation (Shoprite) represented approximately 15%. Our principal customers only continue to purchase our products if they are able to sell them to end consumers. We have no long term contracts with our principal customers and thus our business would be negatively affected by the failure of our principal customers to purchase our products on a consistent basis. If these principal customers cease ordering products from us, our business could be materially adversely affected.

Competitive product and pricing pressures in the food industry and the financial condition of customers and suppliers could adversely affect our ability to gain or maintain market share and/or profitability.

We currently operate in the highly competitive food industry, competing with other companies that have varying abilities to withstand changing market conditions. Any significant change in our relationship with a major customer, including changes in product prices, sales volume, or contractual terms may impact financial results. Such changes may result because our competitors may have substantial financial, marketing, and other resources that may change the competitive environment. If we are unable to establish economies of scale, marketing expertise, product innovation, and category leadership positions to respond to changing market trends, or if we are unable to increase its prices while maintaining a customer base, our profitability and volume growth could be impacted in a materially adverse way. The success of our business depends, in part, upon the financial strength and viability of our suppliers and customers. The financial condition of those suppliers and customers is affected in large part by conditions and events that are beyond our control. A significant deterioration of their financial condition would adversely affect our financial results.

All of our manufacturing is outsourced.

Presently we do not have any manufacturing facilities and all our manufacturing is out-sourced to HDU’s food manufacturing facility in East Rutherford, New Jersey. HDU is a related party entity owned in full by certain officers and directors of MamaMancini’s. We have a five-year contract with HDU that began on March 1, 2010. In the event that HDU ceases operations or stops manufacturing our products, our inability to secure an alternative supplier would adversely affect our business and financial condition. Additionally, should we be forced to manufacture our products, we cannot give you any assurance that we will be able to develop internal manufacturing capabilities or procure third party suppliers. In the event we seek third party suppliers, they may require us to purchase a minimum amount of materials or could require other unfavorable terms. Any such event would materially impact our prospects. Moreover, we cannot give you any assurance that any contract manufacturers or suppliers that we select will be able to supply our products in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.

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There is no guarantee that our business goals of expansion into mass market retailers and additional supermarkets will be realized.

We are currently selling products in roughly 11% of select high volume supermarkets in the United States. If we are unable to expand into mass market retailers or sell products in a greater number of high volume supermarkets we will fall short of our projections and our business and financial condition would be adversely affected.

The shelf and freezer placement of our products in stores may not be optimal for attracting consumer attention.

As a smaller supplier, we may not sell in enough bulk in certain stores and as such our products may not be placed in the most ideal locations to catch the attention of end consumers. If we are unable to gain significant sales growth, our products may never be displayed in the most attractive locations in stores and our sales may suffer.

Increases in the cost and restrictions on the availability of raw materials could adversely affect our financial results.

Our products include agricultural commodities such as tomatoes, onions, and meats and other items such as spices and flour, as well as packaging materials such as plastic, metal, paper, fiberboard, and other materials and inputs such as water, in order to manufacture products. The availability or cost of such commodities may fluctuate widely due to government policy and regulation, crop failures or shortages due to plant disease or insect and other pest infestation, weather conditions, potential impact of climate change, increased demand for biofuels, or other unforeseen circumstances. To the extent that any of the foregoing or other unknown factors increase the prices of such commodities or materials and we are unable to increase our prices or adequately hedge against such changes in a manner that offsets such changes, the results of its operations could be materially and adversely affected. Similarly, if supplier arrangements and relationships result in increased and unforeseen expenses, our financial results could be materially and adversely impacted.

Disruption of our supply chain could adversely affect our business.

Damage or disruption to our manufacturing or distribution capabilities due to weather, natural disaster, fire, terrorism, pandemic, strikes, the financial and/or operational instability of key suppliers, distributors, warehousing and transportation providers, or brokers, or other reasons could impair our ability to manufacture or sell our products. To the extent that we are unable to, or cannot financially mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location, there could be a materially adverse effect on our business and results of operations, and additional resources could be required to restore our supply chain.

Higher energy costs and other factors affecting the cost of producing, transporting, and distributing our products could adversely affect our financial results.

Rising fuel and energy costs may have a significant impact on the cost of operations, including the manufacture, transportation, and distribution of products. Fuel costs may fluctuate due to a number of factors outside of our control, including government policy and regulation and weather conditions. Additionally, we may be unable to maintain favorable arrangements with respect to the manufacturing costs of our products as a result of the rise in costs of procuring raw materials and transportation by our manufacturers. This may result in increased expenses and negatively affect operations.

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The impact of various food safety issues, environmental, legal, tax, and other regulations and related developments could adversely affect our sales and profitability.

Our products are subject to numerous food safety and other laws and regulations regarding the manufacturing, marketing, and distribution of food products, particularly the USDA, and state and local agencies. These regulations govern matters such as ingredients, advertising, taxation, relations with distributors and retailers, health and safety matters, and environmental concerns. The ineffectiveness of our or our manufacturer’s planning and policies with respect to these matters, and the need to comply with new or revised laws or regulations with regard to licensing requirements, trade and pricing practices, environmental permitting, or other food or safety matters, or new interpretations or enforcement of existing laws and regulations, as well as any related litigation, may have a material adverse effect on our sales and profitability.

The need for and effect of product recalls could have an adverse impact on our business.

If any of our products become misbranded or adulterated, we may need to conduct a product recall. The scope of such a recall could result in significant costs incurred as a result of the recall, potential destruction of inventory, and lost sales. Should consumption of any product cause injury and/or illness, we may be liable for monetary damages as a result of a judgment against us. A significant product recall or product liability case could cause a loss of consumer confidence in our food products and could have a material adverse effect on the value of its brands and results of operations.

The failure of new product or packaging introductions to gain trade and consumer acceptance and changes in consumer preferences could adversely affect our sales.

Our success is dependent upon anticipating and reacting to changes in consumer preferences, including health and wellness. There are inherent marketplace risks associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance. Moreover, success is dependent upon our ability to identify and respond to consumer trends through innovation. We may be required to increase expenditures for new product development and there is no guarantee that we will be successful in developing new products or improving upon products already in existence. Additionally, our new products may not achieve consumer acceptance. Each of the foregoing could materially and negatively impact sales.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Mr. Carl T. Wolf, Chairman, Mr. Matt I. Brown, President, and Mr. Daniel Dougherty. There can be no assurance that we will be able to retain the services of such officers and employees. Our failure to retain the services of our key personnel could have a materially adverse effect on our business. In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel. Our inability to attract and retain the necessary personnel could have a materially adverse effect on our business.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing the expansion of our business and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We may be unable to successfully execute our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

●	our ability to raise substantial amounts of additional capital if needed to fund the implementation of our business plan;

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●	our ability to execute our business strategy;

●	the ability of our products to achieve market acceptance;

●	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

●	our ability to attract and retain qualified personnel;

●	our ability to manage our third party relationships effectively; and

●	our ability to accurately predict and respond to the rapid market changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

We face competition from companies who have made similar frozen products and other processed foods for much longer periods of activity.

Many of our competitors have been in business for a significantly longer period of time than we have and have learned manufacturing techniques which can aid in efficiently producing their products. Additionally, many of these companies have successfully acquired a loyal customer base that would be difficult for us to compete with. Such customers may be unwilling to purchase our products due to brand loyalty or uncertainty in the highly competitive market in which we compete.

There are very few barriers to entry in the gourmet Italian frozen food industry for companies that already manufacture and sell frozen foods.

If we gain traction in our particular niche of creating gourmet Italian frozen foods, major food companies with substantial marketing and capital resources may attempt to compete more directly with us. In the event that such large companies do directly compete with us, our business may be adversely affected.

We may be unable to maintain quality control.

All of our manufacturing is outsourced. Although we have entered into supply agreements specifying certain minimum acceptable quality standards, there is no assurance that our current quality assurance procedures will be able to effective monitor compliance. Additionally, in the event that we expand our operations and increase our output volume, including securing additional manufacturers, there is no assurance that we will be able to adequately maintain quality controls or that our current process is scalable.

There may be products liability and other legal claims.

We may be exposed to potential product liability claims which could have an adverse impact on our business. While we endeavor to sell safe products, there is a possibility that a vendor could handle our products improperly or that someone could have an adverse reaction to a product. We are currently a named insured through the products liability insurance policy of HDU, our food manufacturer and we also carry our own product liability insurance policy. Although we believe that the amount of insurance coverage is sufficient for our operations, there is no assurance that the coverage will be adequate.

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RISKS RELATED TO OUR INTELLECTUAL PROPERTY

We may be unable to defend our intellectual property.

Our business could be adversely affected if we are unable to adequately protect our intellectual property. Our current intellectual property consists of trade secret recipes and cooking processes for our products and trademarks. We may rely on a combination of patent, trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights. We may however not be able to secure significant protection for service marks or trademarks that we obtain. Our inability to protect our intellectual property from others may impede our brand identity and could lead to consumer confusion.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our services and brand.

Our business is largely based upon our recipes which are trade secrets and are not patentable. We may be unable to keep other companies from copying our recipes, or we may be subject to legal actions alleging intellectual property infringement, unfair competition or similar claims against us. Companies may have intellectual property rights covering aspects of our technologies or businesses. Defending ourselves against intellectual property infringement or similar claims would be expensive and would divert management’s attention.

RISKS RELATED TO OUR STOCK

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 20,000,000 shares of preferred stock, par value $0.00001 per share and 250,000,000 shares of common stock, par value $0.00001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

Our common stock is considered a penny stock, which may be subject to restrictions on market ability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

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Our executive officers and directors will continue to beneficially own the majority of our outstanding Common Stock.

Our executive officers and directors beneficially own approximately 60.6% of our outstanding common stock, including approximately 24.8% of our outstanding shares that are beneficially owned by our Chief Executive Officer, Carl Wolf. As a result, if they act in concert, our executive officers and directors will have the majority vote with respect to all of the issues submitted to a vote of our shareholders.

We do not expect to pay dividends.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

There has been a limited trading market for our Common Stock which may impair your ability to sell your shares.

It is anticipated that there will be a limited trading market for the Common Stock on the Over-the-Counter Bulletin Board or OTC Marketplace. The lack of an active market will impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market will also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or assets by using Common Stock as consideration.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

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Management’s Discussion And Analysis Of Financial Condition AND Plan Of Operations

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,”“management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Results of Operations for the nine months ended September 30, 2012 and 2011

The following table sets forth the summary income statement for the nine months ended September 30, 2012 and 2011:

	Nine Months Ended
	September 30, 2012	September 30, 2011

Sales - Net of slotting fees and discounts	$3,381,378	$2,243,610
Gross Profit	$1,014,524	$703,268
Operating Expenses	$(2,324,253)	$(1,242,448)
Other Income (Expense)	$(10,047)	$(1,026)
Net Loss	$(1,319,776)	$(540,206)

For the nine months ended September 30, 2012 and 2011, the Company reported a net loss of $(1,319,776) and $(540,206), respectively. The change in net loss between the nine months ended September 30, 2012 and 2011 was primarily attributable to following significant events:

●	The Company commenced operations during 2010 and has experienced significant growth in sales for the comparable periods. The Company sold into approximately 16,000 retail and grocery locations during 2012 as compared to approximately 12,000 during 2011. The Company has reinvested proceeds to further develop brand awareness.

●	Advertising and promotional expense increased by $503,000.

●	Legal expense increased by $93,000.

●	R&D increased by $65,000.

●	Payroll and related expenses increased by $230,000.

●	Marketing research expenses increased by $72,000.

●	Trade show and Travel expenses increased by $60,000.

●	Royalty expenses increased by $35,000.

Sales: Sales, net of slotting fees and discounts increased by approximately 51% to $3,381,378 during the nine months ended September 30, 2012, from $2,243,610 during the corresponding period ended September 30, 2011. The increase in sales is primarily related to the company executing on their expansion strategy. The Company has sold into approximately 16,000 retail locations during 2012 as compared to approximately 12,000 locations in 2011. The Company commenced operations during 2010.

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Gross Profit: Gross profit decreased by approximately 1.0% during the nine months ended September 30, 2012 as compared to nine months ended September 30, 2011. This decrease is primarily attributable to higher commodity costs and a change in mix to lower margin products.

Operating Expenses: Operating expenses increased by 87% during the nine months ended September 30, 2012, as compared to the nine months ended September 30, 2011. The $1,081,000 increase in operating expenses is primarily attributable the following approximate increases in operating expenses: advertising and promotional expenses of $503,000, legal fees of $93,000, R&D of $65,000, payroll and related expense of $230,000, marketing research of $72,000, trade show and travel expenses of $60,000 and royalty expenses of $35,000.

Other Income (Expense): Other expenses increased by approximately $9,000 to $(10,047) for the nine months ended September 30, 2012 as compared to $(1,026) during the nine months ended September 30, 2011. Other expenses consisted of interest expense incurred on the company’s line of credit.

Results of Operations for year ended December 31, 2011 and for the Period February 22, 2010 (Inception) to December 31, 2010

The following table sets forth the summary income statement for the year ended December 31, 2011 and for the Period February 22, 2010 (Inception) to December 31, 2010:

	Year/Period ended
	December 31, 2011	December 31, 2010
Sales - Net of slotting fees and discounts	$3,734,062	$1,512,220
Gross Profit	$1,237,524	$464,550
Operating Expenses	$(1,885,084)	$(1,135,232)
Other Income (Expense)	$(34,168)	$-
Net Loss	$(681,728)	$(670,682)

For the year ended December 31, 2011 and for the Period February 22, 2010 (inception) to December 31, 2010, the Company reported a net loss of $(681,728) and $(670,682), respectively. The change in net loss between the year ended December 31, 2011 and the period February 22, 2010 was primarily attributable to following significant events:

●	The Company commenced operations during 2010 and has experienced significant growth in sales for the comparable periods. The Company sold into approximately 12,000 retail and grocery locations during 2011 as compared to approximately 3,500 during 2010. The Company has reinvested proceeds to further develop brand awareness.

●	Advertising expense increased by $415,000.

●	Stock based compensation decreased by $70,000.

●	The Company incurred a loss on investment in a start-up company in the amount of $27,032.

Sales: Sales, net of slotting fees and discounts increased by approximately 147% to $3,734,062 during the year ended December 31, 2011, from $1,512,220 during the corresponding period ended December 31, 2010. The increase in sales is primarily related to the company executing on their expansion strategy. The Company has sold into approximately 12,000 retail locations during 2011 as compared to approximately 3,500 locations in 2010. The Company commenced operations during 2010.

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Gross Profit: Gross profit increased by approximately 2.4% during the year ended December 31, 2011 as compared to the period February 22, 2010 (inception) to December 31, 2010. This increase is primarily attributable to quantity discounts associated with manufacturing and purchasing in greater quantities.

Operating Expense: Operating expenses increased by 66% during the year ended December 31, 2011, as compared to the period February 22, 2010 (inception) to December 31, 2010. The $750,000 increase in operating expenses is primarily attributable to an increase in advertising and promotional expenses of approximately $415,000. In addition, the company incurred increased operating expenses due to operating for a full calendar year during 2011 as compared to an abbreviated 10 months in 2010.

Other Income (Expense): Other expenses increased by $34,168 to $(34,168) for the year ended December 31, 2011 as compared to $(-) during the period February 22, 2010 (inception) to December 31, 2010. Other expenses consisted of a $27,032 loss on investment in a development stage start-up business and $7,136 in interest expense incurred on the company’s line of credit.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at September 30, 2012 compared to December 31, 2011:

	Year/Period ended
	September 30, 2012	December 31, 2011	Increase/(Decrease)
Current Assets	$2,072,968	$878,476	$1,194,492
Current Liabilities	$420,481	$849,178	$(428,697)
Working Capital	$1,652,487	$29,298	$1,623,189

As of September 30, 2012, we had working capital of $1,652,487 as compared to working capital of $29,298 as of December 31, 2011, an increase of $1,623,189. The increase in working capital is primarily attributable to the sale of 3,454,000 shares of common stock during the nine months ended September 30, 2012 for net proceeds of $2,943,661.

Net cash used for operating activities for the nine months ended September 30, 2012 and 2011 was $(1,400,638) and $(689,718), respectively. The Net Loss for the nine months ended September 30, 2012 and 2011 was $(1,319,776) and $(540,206), respectively.

Net cash in all investing activities for the nine months ended September 30, 2012 was $(10,000) as compared to $(25,344) for the nine months ended September 30, 2011. The Company paid cash for machinery and equipment during the nine months ended September 30, 2012 in the amount of $10,000. The Company paid cash for machinery and equipment during the nine months ended September 30, 2011 in the amount of $18,402 and invested $6,942 for an equity interest in a development stage company.

Net cash obtained through all financing activities for nine months ended September 30, 2012 was $2,643,661 as compared to $465,000 for the nine months ended September 30, 2011. During the nine months ended September 30, 2012 the Company sold 3,454,000 shares of common stock for net proceeds of $2,943,661 and paid down the Company credit line in the amount of $300,000. During the nine months ended September 30, 2010 the Company sold 638,298 shares of common stock for net proceeds of $200,000 and made advances on the Company credit line in the amount of $265,000.

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The Company believes that our existing available cash along with the net proceeds from the issuance of securities from the fourth quarter of 2012 will enable the Company to meet the working capital requirements for at least 12 months. The estimated working capital requirement for the next 12 months is $2,200,000 with an estimated burn rate of $183,000 per month. The Company continues to explore potential expansion opportunities in the industry in order to boost sales while leveraging distribution systems to consolidate lower costs.

As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $1,319,776 and $1,400,638, respectively, for the nine months ended September 30, 2012.

The ability of the Company to continue its operations is dependent on Management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company may require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. In that event, the Company would be required to change its growth strategy and seek funding on that basis, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for bad debt, inventory obsolescence, the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Stock-Based Compensation - The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Accounting for Stock-Based Compensation” established financial accounting and reporting standards for stock-based employee compensation. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock based compensation expenses are included in cost of goods sold or Selling, general and administrative expenses, depending on the nature of the services provided, in the Statement of Operations.

When computing fair value of share based payments, the Company has considered the following variables:

●     The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

●     The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

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●     The expected warrant term is the life of the warrant.

●     Given the Company is privately held, expected volatility was benchmarked against similar companies in a similar industry.

●     The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested stock options, which was 0%.

Revenue recognition - The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition and records revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured. There is no stated right of return for products. Sales are recognized upon shipment of products to customers.

Advertising - Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

MANAGEMENT

Directors

The following sets forth the current members of our board of directors (“Board”) and information concerning their ages and background. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position

Carl Wolf	69	Chief Executive Officer and Chairman of the Board of Directors

Matthew Brown	44	President and Director

Steven Burns	52	Director

Alfred D’Agostino	59	Director

Thomas Toto	58	Director

Dan Altobello	71	Director

Dean Janeway	68	Director

A brief biography of each of our directors is more fully set forth in Item 5.02, which is incorporated herein by reference.

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Committees

We currently do not have any committees in place but anticipate establishing an audit committee, compensation committee, and advertising committee in the near future.

Independent Directors

For purposes of determining independence, the Company has adopted the definition of independence as contained in NASDAQ Market Place Rules 4200. Pursuant to the definition, the Company has determined that Steven Burns, Alfred D’Agostino, Thomas Toto, Dan Altobello and Dean Janeway qualify as independent.

Employment Agreements

Section 5.02(e) is hereby incorporated by reference.

Family Relationships

Mr. Matthew Brown, our President, is the son-in-law of Mr. Carl Wolf, our Chief Executive Officer.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

Mascot Summary Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by Mascot during the period from inception (July 22, 2009) through December 31, 2012 .

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
David Dreslin (1)	2010	$900	0	0	0	0	0	0	$900
	2011	$0	0	0	0	0	0	0	$0
	2012	$0	0	0	0	0	0	0	$0

(1)	Mr. Dreslin is the founder and, until the Merger, was the sole executive officer and director of the Company and has not received any personal compensation for his services as such. Dreslin Financial Services, Inc. is owned by our sole director and officer Mr. David Dreslin. Since the date of inception, July 22, 2009, through the date hereof, Dreslin Financial Services, Inc. has been paid $23,700 in 2009, $900 in 2010 and $300 in 2011 for a total of $24,900 to date for services provided to the Company for consulting, audit preparation and filing review.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through December 31, 2012.

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MamaMancini’s Summary Compensation

The following table sets forth information for MamaMancini’s most recently completed fiscal year concerning the compensation of Carl Wolf, our Chief Executive Officer (“CEO”) and all other executive officers of Company during the most recently completed fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Carl Wolf CEO/Chairman (1)	2012	$125,000	0	0	0	0	0	0	$125,000
	2011	$60,000	0	0	0	0	0	0	$60,000
	2010	$35,000	0	0	0	0	0	0	$35,000

Lewis Ochs(2) Executive VP of Finance	2012	$55,000	0	0	0	0	0	0	$55,000
	2011	$36,000	0	0	0	0	0	0	$36,000
	2010	$33,000	0	0	0	0	0	0	$33,000

Matt Brown President(3)	2012	$91,667	0	0	0	0	0	0	$91,667
	2011	$90,000	0	0	0	0	0	0	$90,000
	2010	$37,500	0	0	0	0	0	0	$37,500

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since the date of inception of the Company, July 22, 2009, through the date of this Current Report on Form 8-K by the executive officers named in the Summary Compensation Tables.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Pursuant to the terms of our non-executive director compensation policy, non-employee directors will be entitled to the following compensation for service on our Board:

MamaMancini’s is paying its non-executive board members $10,000 per year.

Option Plan

We currently do not have a Stock Option Plan, however, we may wish to issue stock options pursuant to a Stock Option Plan in the future. Such stock options may be awarded to management, employees, members of the Company’s Board of Directors and consultants of the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

MamaMancini’s is presently under a supply and management agreement with HDU until February 28, 2015. From March 1, 2010 to December 31, 2011, under the terms of such agreement with HDU, we reimbursed HDU for salaries and expenses related to our operations. A total of $193,500 was reimbursed in salaries to HDU since March 1, 2010. HDU is owned by Matthew Brown and Karen Wolf (55%) and by Carl and Marion Wolf (45%), all of whom are shareholders of MamaMancini’s. Matthew Brown and Carl Wolf are also both officers and directors of MamaMancini’s. In addition, a total of $176,228 was incurred as other general and administrative expenses between the company and HDU. These expenses included insurance, freight, travel and other general and overhead expenses.

HDU, owned by Matthew Brown and Karen Wolf and by Carl and Marion Wolf, as discussed in the preceding paragraph, is also contracted to produce and manufacture food products for MamaMancini’s. Currently, HDU serves as our principal food manufacturing company. For the fiscal year 2010 and 2011 we paid HDU $2,426,066 and $1,047,670 respectively for the manufacturing of products. At December 31, 2011, MamaMancini’s has a deposit on inventory in the amount of $100,000 to this manufacturer.

From the inception of MamaMancini’s, February 22, 2010 through December 31, 2011, MamaMancini’s paid an entity (Lakota Holdings LLC) controlled by Carl Wolf $109,937 for salaries and expense reimbursements for Carl Wolf.

PRE-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 31, 2012, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class
David Dreslin(1) Chief Executive Officer 7985 113th Street, Suite 220 Seminole FL, 33772	80,004,000	76.77%
Entrust of Tampa Bay FBO Robert C. Rogin #2726 7985 113th Street, Suite 220 Seminole FL, 33772	12,004,000	11.52%
Salvatore Kopita 7650 132nd Way North Seminole FL, 33776	12,004,000	11.52%
All Executive Officers and Directors as a group (1)	80,004,000	76.77%

(1)	Based on 104,208,000 shares of common stock outstanding as of December 31, 2012. Mr. David Dreslin was the founder and sole officer and director of the Company and prior to the Closing owned 76.77% of the outstanding common stock. As of the Closing, Mr. Dreslin owns 200,000 of the Company’s common stock

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POST-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of January 24, 2013, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner(1)	Shares	Total

Directors and named Executive Officers

Carl Wolf	5,154,255(3)	24.8%

Matthew Brown	5,154,255(4)	24.8%

Steven Burns	1,005,319(5)	4.8%

Alfred D’Agostino	644,521(6)	3.1%

Thomas Toto	644,521(7)	3.1%

Lewis Ochs	0	0%

Daniel Altobello	0	0%

Dean Janeway	0	0%

All Directors and executive officers as a group (5 persons)	12,602,871(8)	60.6%	(2)

* Less than one percent.

(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is MamaMancini’s, 25 Branca Road East Rutherford, NJ 07073

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 20,854,000 shares of common stock issued and outstanding as of January 24, 2013.

(3) The 5,154,255 shares are held jointly with Ms. Marion F. Wolf. Ms. Wolf is the wife of Mr. Carl Wolf. Mr. Wolf maintains full voting control of such shares.

(4) The 5,154,255 shares are held jointly with Ms. Karen Wolf. Ms. Wolf is the wife of Mr. Matthew Brown. Mr. Brown maintains full voting control of such shares.

(5) 957,448 common shares are held by Point Prospect, Inc., an S-Corp 100% wholly-owned by Steven Burns. Steven Burns also personally owns 47,871 options to purchase common shares.

(6) Includes options to purchase 25,372 common shares.

(7) Includes options to purchase 25,372 common shares.

(8) Includes options to purchase 223,404 common shares.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue an aggregate number of 270,000,000 shares of capital stock, of which 20,000,000 shares are preferred stock, $0.00001 par value per share and 250,000,000 shares are common stock, $0.00001 par value per share.

Preferred Stock

The Company authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share. Currently we have no shares of preferred stock issued and outstanding.

Common Stock

The Company authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. After the Merger we currently have 20,854,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

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Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of January 28, 2013, there are 505,400 outstanding warrants to purchase our common shares. The warrants are exercisable for a term of five years with an exercise price of $1.00.

Options

There are 223,404 outstanding options to purchase our securities.

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets OTCQB, under the symbol “MSCT”.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of January 24, 2013, we have 20,854,000 shares of our common stock par value, $0.00001, issued and outstanding. There are approximately 96 holders of our common stock.

Transfer Agent and Registrar

The Transfer Agent for our capital stock is VStock Transfer, LLC., located at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

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Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The directors and officers of Mascot are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, on January 24, 2013, we issued 20,054,000 shares of our Common Stock to the MamaMancini’s Shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of MamaMancini’s. Such securities were not registered under the Securities Act of 1933.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On January 24, 2013, our board of directors dismissed Seale and Beers, CPAs (“Seale and Beers”), as our independent registered public accountant.

Seale and Beers’s report on the financial statements for the fiscal years ended June 30, 2012 and 2011 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.

During the fiscal years ended June 30, 2012 and 2011, and in the subsequent interim period through December 31, 2012, the date of dismissal of Seale and Beers, there were no disagreements with Seale and Beers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Seale and Beers, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended June 30, 2012 and 2011, and in the subsequent interim period through December 31, 2012, the date of dismissal of Seale and Beers, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of the above disclosures to Seale and Beers and requested Seale and Beers to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Seale and Beers agrees with the above disclosures. A copy of Seale and Beers’s letter, dated January 24, 2012, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

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(b) New Independent Registered Public Accounting Firm

On January 24, 2013, our board of directors approved the engagement of Rosenberg Rich Baker Berman and Company, Certified Public Accountants (“RRBB”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended June 30, 2012, and the subsequent interim period prior to the engagement of RRBB, the Company has not consulted RRBB regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Agreement, on January 24, 2013, we issued 20,054,000 shares of our Common Stock to the MamaMancini’s Shareholders, their affiliates or assigns in exchange for the transfer of 100% of the outstanding shares of MamaMancini’s by the MamaMancini’s Shareholders. As such, immediately following the Merger, the MamaMancini’s Shareholders hold approximately 96.2% of the total combined voting power of all classes of our outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Merger, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report dated January 24, 2013, David Dreslin, Mascot’s former President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Chairman resigned from these positions.

Further, effective January 24, 2013, Mr. Carl Wolf, Mr. Matthew Brown, Mr. Steven Burns, Mr. Alfred D’Agostino and Mr. Thomas Toto, were appointed as members of our board of directors. Finally, effective January 24, 2013, our Directors appointed the following officers:

Carl Wolf	Chief Executive Officer
Lewis Ochs	Vice President of Finance
Matthew Brown	President

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors

Effective January 24, 2013, Mr. David Dreslin resigned as sole member of the board of directors. There were no disagreements between Mr. Dreslin and us or any officer or director of the Company.

(b) Resignation of Officers

Effective January 24, 2013, Mr. Dreslin resigned as our President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer.

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(c) Appointment of Directors

Effective January 24, 2013, the following persons were appointed as members of the Board of Directors:

Name	Age	Position

Carl Wolf	69	Chief Executive Officer and Chairman of the Board of Directors

Matthew Brown	44	President and Director

Steven Burns	52	Director

Alfred D’Agostino	59	Director

Thomas Toto	58	Director

Dan Altobello	71	Director

Dean Janeway	68	Director

Please see also Section 5.02(d) of this current report, whose information is herein incorporated by reference.

(d) Appointment of Officers

Effective January 24, 2013, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Carl Wolf	Chief Executive Officer
Lewis Ochs	Vice President of Finance
Matthew Brown	President

The business background descriptions of the newly appointed officers and directors are as follows:

Carl Wolf, age 69, has over 35 years of experience in the management and operations of companies in the food industry. Mr. Wolf has served as Chief Executive Officer and Chairman of the Board of MamaMancini’s from February 2010 through the Present. Mr. Wolf was the founder, majority shareholder, Chairman of the Board, and CEO of Alpine Lace Brands, Inc. (formerly NASDAQ: LACE) with over $125 million in wholesale sales. He also founded, managed, and sold MCT Dairies, Inc., a $60 million international dairy component resource company. Other experience in the food industry includes his role as Co-chairman of Saratoga Beverage Company, a publicly traded (formerly NASDAQ: TOGA) bottled water and fresh juice company prior to its successful sale to a private equity firm. Mr. Wolf served an advisor to Mamma Sez Biscotti, a snack and bakery product company (which was sold in a later period to Nonnis, the largest biscotti company in the United States) from 2002 to 2004. Previously he served as Director and on the Audit and Development committees of American Home Food Products, Inc. (OTC PK AHFP), a marketer of Artisanal Brand Cheeses, from 2007 to 2009. Mr. Wolf also served as Chairman of the Board of Media Bay (NASDAQ: MBAY), a direct seller of spoken word through its audio book club and old time radio classic activities and download spoken content, from 2002 to 2004.

Mr. Wolf received his B.A. in 1965 from Rutgers University and his M.B.A. in 1966 from the University of Pittsburgh.

In evaluating Mr. Wolf’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in the food industry, as a serial entrepreneur in growing business, his knowledge of publicly traded companies, and his proven track record of success in such endeavors.

Matthew Brown, age 44, has over 19 years of experience in the sales and marketing of products in the food industry. Beginning in February 2010 through the present, he has served as President of MamaMancini’s. From April 2001 until January of 2012, he served as the President of Hors D’oeuvres Unlimited, overseeing the day to day operations of their food manufacturing business. He previously worked as a marketing associate from September 1993 to December 1998 at Kraft Foods, Inc., where he dealt with numerous aspects of the company’s marketing of their food products.

Mr. Brown received his B.A. from the University of Michigan in 1991 and his M.B.A. from the University of Illinois in 1993.

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In evaluating Mr. Brown’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in sales and marketing, and his proven track record of success in such endeavors.

Steven Burns, age 52, has over 20 years of experience in the management and operations of various companies. Mr. Burns has served as a director of MamaMancini’s from February 2010 through the present. Beginning in June 2011 and still presently, he serves as the Chairman of the Board of Directors of Meatball Obsession, LLC. Additionally, beginning in 2006 and still Presently he works as the President and CEO of Point Prospect, Inc., where he oversees the day to day operations of the company, which primarily deal with investments and services in real estate, clean and efficient energy sources, high-quality and healthy food services, and healthcare technology. Prior to that, for a period of 24 years he worked at and was senior executive at Accenture where he led the U.S. Health Insurance Industry Program comprised of approximately 600 professionals. He also has sat on various financial committees and boards of directors throughout his career.

Mr. Burns received his B.S. in Business Management from Boston College in 1982.

In evaluating Mr. Burns’ specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in serving on board of directors, his knowledge of running and managing companies, and his proven track record of success in such endeavors.

Alfred D’Agostino, age 59, has over 34 years of experience in the management and ownership of food brokerage and food distribution companies. Mr. D’Agostino has served as a director of MamaMancini’s from February 2010 through the Present. Beginning in March 2001 and still presently, he serves as the President for World Wide Sales Inc., a perishable food broker that services the New York / New Jersey Metropolitan and Philadelphia marketplace. Prior to this he worked from September 1995 until February 2001 as Vice-President of the perishable business unit at Marketing Specialists, a nationwide food brokerage. Previously, from February 1987 until August 1995 he worked as a Partner for the perishable division of Food Associates until its merger with Merket Enterprises.

In evaluating Mr. D’agostino’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in the food brokerage and other food related industries, his knowledge of running and managing companies, and his proven track record of success in such endeavors.

Mr. D’Agostino received his B.S. in Business Management from the City College of New York in 1974.

Thomas Toto, age 58, has over 32 years of experience in the management and ownership of food brokerage and food distribution companies. Mr. Toto has served as a director of MamaMancini’s from February 2010 through the Present. Beginning in June 2009 and still presently, he serves as the Senior Business manager for World Wide Sales Inc., a perishable food broker that services the New York / New Jersey Metropolitan and Philadelphia marketplace. Prior to this he worked from September 2007 until May 2009 as a Division President for DCI Cheese Co., a company that imported and distributed various kinds of cheeses. Previously from March 1993 until September 2007 he was the President and owner of Advantage International Foods Corporation, where he ran the day to day operations of importing and distributing cheeses around the world.

Mr. Toto received his B.A. from Seton Hall University in 1976 and his M.B.A. from Seton Hall University in 1979.

In evaluating Mr. Toto’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in the food brokerage and other food related industries, his knowledge of running and managing companies, and his proven track record of success in such endeavors.

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Dan Altobello, age 71, has served as a director of MamaMancini’s since 2012. Since October 2000, Mr. Altobello, Chairman of Altobello Family LP, has been a private investor and active board member of several companies. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., the parent of Caterair International, Inc. and LSG/SKY Chefs. He is a current member of the boards of directors of DiamondRock Hospitality Company, a publicly-traded hotel REIT, Northstar Senior Care Trust, Inc., a private company that intends to qualify as a REIT, Mesa Air Group, Inc. and Arlington Asset Investment, Corp , a principal investment firm that acquires and holds mortgage-related and other assets. From 2004 to December 2010, he served as a member of the board of JER Investors Trust, Inc., a specialty finance company. Mr. Altobello serves on the advisory board of Thayer | Hidden Creek, a private equity firm. Mr. Altobello is also a trustee of Loyola Foundation, Inc.

The Board of Directors determined that Mr. Altobello’s qualifications to serve as a director include his notable business and leadership experience in the areas of specialty finance. He also has experience in the area of of food service distribution, due to his past position as Chairman of Onex Food Services, Inc. His past and present service on multiple public and private company boards, including his service on the audit committee of DiamondRock Hospitality Company and Northstar Senior Care Trust, Inc., provides him with comprehensive experience in the area of corporate governance that can be extremely valuable to Board and Company operations.

Mr. Altobello, received his B.A. from Georgetown University in June 1963 and his M.B.A. from Loyola University Maryland in June 1978.

Dean Janeway, age 68, has served as a director of MamaMancini’s since 2012. Mr. Janeway is an executive with more than 40 years of broad leadership skills and extensive experience in the areas of corporate strategy, business development, operational oversight and financial management. From 1966 through 2011, Mr. Janeway served in various positions at Wakefern Food Corp., the largest retailer-owned cooperative in the United States. From 1966 through 1990. Mr. Janeway advanced through various positions of increasing responsibility including positions in Wakefern’s accounting, merchandising, dairy-deli, and frozen foods divisions. From 1990 through 1995 Mr. Janeway provided oversight for all of Wakefern’s procurement, marketing, merchandising, advertising and logistics divisions. From 1995 until his retirement in 2011, Mr. Janeway served as President and Chief Operating Officer of “Wakefern” providing primary oversight for the company’s financial and treasury functions, human resources, labor relations, new business development, strategic acquisitions, government relations, corporate social responsibility, sustainability initiatives and member relations. Mr. Janeway previously served as the chairman for the National Grocers Association from 1993 through 2001. From 2009 through the present, Mr. Janeway has served as the Chairman of the Foundation for the University of Medicine and Dentistry of New Jersey.

The Board of Directors determined that Mr. Janeway’s qualifications to serve as a director include his notable business and leadership experience in the all areas of management, particularly in the food industry. He also has experience in the area of whole sale wholesale distribution, due to his past position at Wakefern and his knowledge of running and managing companies and his proven track record of success in such endeavors will be invaluable to the Company going forward.

Mr. Janeway received his B.A. in Marketing from Rutgers University, and his M.B.A from Wharton School of Business, University of Pennsylvania.

Lewis Ochs, age 66, has over 40 years of experience in the financial and accounting industry. From February 2010 through the present he has served as the Executive Vice President of Finance for MamaMancini’s. Additionally, beginning in January 2003 and still presently, he serves as the CFO of Hors D’oeuvres Unlimited, overseeing all of the financial aspects of the company. From 1979 through 1991, he also was an owner of Captive Plastics, Inc., a large molding manufacturer, directly contributing to the overseeing of over 500 union and non-union employees. At various times in his career he also acted as an independent consultant utilizing his financial skills including forensic accounting, restructuring of businesses, and as a field examiner for lending institutions.

Mr. Ochs received his B.S. in Accounting from the University of Akron in 1970.

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In evaluating Mr. Ochs’ specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in finance and accounting, and his proven track record of success in such endeavors.

Family Relationships

Mr. Matthew Brown, our President, is the son-in-law of Mr. Carl Wolf, our Chief Executive Officer.

EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

Effective April 1, 2011, the Company and Mr. Dreslin, our Chief Executive Officer, entered into a two (2) year employment agreement (the “Employment Agreement”). As of the Closing Date, Mr. Dreslin’s employment agreement was terminated and he is owed no further compensation. While the Company does not have any employment agreements with its executives, on March 5, 2012, MamaMancini’s entered into written employment agreements with Mr. Wolf, Mr. Ochs, and Mr. Brown. The Company intends to enter similar agreements with these executives in the immediate future. Both Mr. Brown and Mr. Wolf will devote their efforts to the Company on a full-time basis. Mr. Ochs will devote 50-60% of his efforts in a full working day to the Company.

MamaMancini’s Employment Agreements

Carl Wolf

On March 5, 2012 MamaMancini’s entered into an Employment Agreement with Mr. Carl Wolf as Chief Executive Officer for a term of 3 years, terminating on March 5, 2015, unless otherwise renewed by MamaMancini’s. As compensation for his services, Mr. Wolf receives a base salary of $150,000 per year. Such base salary is reviewed yearly with regard to possible increase. In addition, Mr. Wolf is eligible to receive an annual bonus as determined by the Board. As part of the agreement, Mr. Wolf is subject to confidentiality provisions regarding MamaMancini’s, and certain covenants not to compete. Mr. Wolf is also entitled to receive Termination Payments (as defined Section 11.1 of Mr. Wolf’s Employment Agreement) in the event his employment is terminated in conjunction with the following:

Reason for Termination	Payment to be Received
Death	Termination Payments(1)
Disability	Termination Payments plus 12 months Base Salary
Without Cause	Termination Payments plus lesser of 12 months Base Salary or remaining Initial Term of employment
For Cause	Termination Payments minus any yearly bonus

(1) Termination Payment equals: (i) any unpaid Base Salary through the date of termination, (ii) any Bonus for the year in which such termination occurs prorated as of the date of termination, (iii) accrued and unpaid vacation pay for the year in which such termination occurs prorated as of the date of termination, (iv) any sums due under any of MamaMancini’s’s benefit plans, and (v) any unreimbursed expenses incurred by the Employee on MamaMancini’s’s behalf.

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Matthew Brown

On March 5, 2012 MamaMancini’s entered into an Employment Agreement with Mr. Matthew Brown as President of MamaMancini’s for a term of 3 years, terminating on unless otherwise renewed by MamaMancini’s. As compensation for his services, Mr. Brown receives a base salary of $110,000 per year. Such base salary is reviewed yearly with regard to possible increase. In addition, Mr. Brown is eligible to receive an annual bonus as determined by the Board. As part of the agreement, Mr. Brown is subject to confidentiality provisions regarding MamaMancini’s, and certain covenants not to compete. Mr. Brown is also entitled to receive Termination Payments (as defined in Section 11.1 of Mr. Brown’s Employment Agreement) in the event his employment is terminated in conjunction with the following:

Reason for Termination	Payment to be Received
Death	Termination Payments(1)
Disability	Termination Payments plus 12 months Base Salary
Without Cause	Termination Payments plus lesser of 12 months Base Salary or remaining Initial Term of employment
For Cause	Termination Payments minus any yearly bonus

(1) Termination Payment equals: (i) any unpaid Base Salary through the date of termination, (ii) any Bonus for the year in which such termination occurs prorated as of the date of termination, (iii) accrued and unpaid vacation pay for the year in which such termination occurs prorated as of the date of termination, (iv) any sums due under any of MamaMancini’s benefit plans, and (v) any unreimbursed expenses incurred by the Employee on the MamaMancini’s’s behalf.

Lewis Ochs

On March 5, 2012 MamaMancini’s entered into an Employment Agreement with Mr. Lewis Ochs as our Executive Vice President of Finance for a term of 1 year, terminating on March 5, 2013, unless otherwise renewed by MamaMancini’s. As compensation for his services, Mr. Ochs receives a base salary of $60,000 per year. Such base salary is reviewed yearly with regard to possible increase. In addition, Mr. Ochs is eligible to receive an annual bonus as determined by the Board. As part of the agreement, Mr. Ochs is subject to confidentiality provisions regarding MamaMancini’s, and certain covenants not to compete. Mr. Ochs is also entitled to receive Termination Payments (as defined in Section 11.1 of Mr. Ochs’ Employment Agreement) in the event his employment is terminated in conjunction with the following:

Reason for Termination	Payment to be Received
Death	Termination Payments(1)
Disability	Termination Payments plus 12 months Base Salary
Without Cause	Termination Payments plus lesser of 12 months Base Salary or remaining Initial Term of employment
For Cause	Termination Payments minus any yearly bonus

(1) Termination Payment equals: (i) any unpaid Base Salary through the date of termination, (ii) any Bonus for the year in which such termination occurs prorated as of the date of termination, (iii) accrued and unpaid vacation pay for the year in which such termination occurs prorated as of the date of termination, (iv) any sums due under any of MamaMancini’s’s benefit plans, and (v) any unreimbursed expenses incurred by the Employee on the MamaMancini’s’s behalf.

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Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired. The Audited Financial Statements of MamaMancini’s, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description
2.1	Acquisition and Plan of Merger Agreement dated January 24, 2013 by and among Mascot Properties, Inc., Mascot Properties Acquisition Corp., and MamaMancini’s Inc.

3.1	Certificate of Incorporation (incorporated herein by reference to exhibit 3.1 of the Form S-1 filed on May 24, 2011).

3.2	By-Laws (incorporated herein by reference to exhibit 3.2 of the Form S-1 filed on May 24, 2011).

3.3	Certificate of Incorporation of MamaMancini’s, Inc.

3.4	By-Laws of MamaMancini’s

10.1	Supply Agreement between MamaMancini’s Inc. and Hors d’oeuvres Unlimited, Inc.

10.2	Development and License Agreement

16.1	Letter by Seale and Beers dated January 24, 2013.

99.1	Letter of Resignation from David Dreslin, dated January 23, 2013.

99.2	MamaMancini’s financial statements for the three months ended September 30, 2012 and Audited financial statements for the fiscal years ended December 31, 2011 and December 31, 2010.

99.3	MamaMancini’s Pro Forma Balance Sheet as of September 30, 2012.

101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

 * Filed Herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mascot Properties, Inc.

Date: January 30, 2013	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer

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